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                                                                        EX-23.06
                                                                        --------



                                    CONSENT

                                       OF

                             DI TOMASSO GROUP INC.
                             --------------------


          Di Tomasso Group Inc. hereby consents to all of the references made to it in the Registration Statement on Form S-1 of ML Global Horizons L.P. as filed with the Securities and Exchange Commission on August 23, 1996.



Dated:  August 22, 1996


                                                  DI TOMASSO GROUP, INC.




                                                  By: /s/ John Di Tomasso
                                                      -----------------------
                                                      John Di Tomasso
                                                      President